Exhibit 32.1

CERTIFICATION OF

CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Yearly Report on Form 10-KSB of Elysian Spa, Inc. for the year ending December 31, 2005, I, Serena Clemente, Chief Executive Officer and Chief Financial Officer of Elysian Spa, Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such Yearly Report of Form 10-KSB for the year ending December 31, 2005, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in such Yearly Report on Form 10-KSB for the year ended December 31, 2005, fairly represents in all material respects, the financial condition and results of operations of Elysian Spa, Inc.

Date: July 18, 2006
/s/ Serena Clemente
Serena Clemente Chief Executive Officer Chief Financial Officer